Exhibit 99.1

red violet Announces Special Cash Dividend Reflecting Operational Strength and Robust Cash Flow Generation

BOCA RATON, Fla. — December 3, 2024 — Red Violet, Inc. (NASDAQ: RDVT), a leading analytics and information solutions provider, announced today that its Board of Directors has declared a special cash dividend on red violet common stock of $0.30 per share, payable on or about February 14, 2025, to shareholders of record as of the close of business on January 31, 2025. The aggregate amount of payment to be made in connection with this special dividend will be approximately $4.2 million.

The special dividend reflects the strong operational performance and financial resilience of red violet. The company’s ability to generate significant cash flow has enabled it to fund ongoing investments in innovation, infrastructure, and market expansion while simultaneously enhancing shareholder returns through disciplined capital allocation strategies, including consistent share buybacks. Notwithstanding the continued investment and consistent share buybacks, the company continues to build its cash position on the balance sheet to record levels.

“red violet’s ability to accelerate our growth rate and generate strong cash flows throughout 2024 is a testament to the strength of our business model, the differentiation of our innovative solutions, and the dedication of our talented team,” said Derek Dubner, red violet’s CEO. “This special dividend reflects our ongoing commitment to delivering value to our shareholders, while maintaining the flexibility to invest in strategic growth initiatives and strengthen our competitive position. Coupled with our share repurchase program, this approach demonstrates our confidence in the long-term potential of our business while enhancing returns through thoughtful capital allocation.”

Capital Allocation Highlights

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$15.0 million allocated to share buybacks under the company’s Stock Repurchase Program, demonstrating the company’s dedication to reducing outstanding shares and increasing earnings per share for our investors. Since inception in May of 2022, the company has repurchased 538,484 shares of common stock at an average price of $19.36 per share, totaling $10.4 million. The company has $4.6 million remaining under the Stock Repurchase Program.
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Continued investments in technology, infrastructure, security, and go-to-market capabilities, ensuring the long-term competitiveness and sustainability of the business.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements," as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as "expects," "plans," "projects," "will," "may," "anticipate," "believes," "should," "intends," "estimates," and other words of similar meaning. Such forward looking statements are subject to risks and uncertainties that are often difficult to predict, are beyond our control and which may cause results to differ materially from expectations, including whether the continued investments in technology, infrastructure, security, and go-to-market capabilities will ensuring the long-term competitiveness and sustainability of the business. Readers are cautioned not to place undue reliance on these forward-looking statements, which are based on our expectations as of the date of this press release and speak only as of the date of this press release and are advised to consider the factors listed above together with the additional factors under the heading "Forward-Looking Statements" and "Risk Factors" in red violet's Form 10-K for the year ended December 31, 2023, filed on March 7, 2024, as may be supplemented or amended by the Company's other SEC filings. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

About red violet®

At red violet, we build proprietary technologies and apply analytical capabilities to deliver identity intelligence. Our technology powers critical solutions, which empower organizations to operate with confidence. Our solutions enable the real-time identification and location of people, businesses, assets and their interrelationships. These solutions are used for purposes including identity verification, risk mitigation, due diligence, fraud detection and prevention, regulatory compliance, and customer acquisition. Our intelligent platform, CORE™, is purpose-built for the enterprise, yet flexible enough for organizations of all sizes, bringing clarity to massive datasets by transforming data into intelligence. Our solutions are used today to enable frictionless commerce, to ensure safety, and to reduce fraud and the concomitant expense borne by society. For more information, please visit www.redviolet.com.

Company Contact:
Camilo Ramirez
Red Violet, Inc.
561-757-4500
ir@redviolet.com

Investor Relations Contact:
Steven Hooser
Three Part Advisors
214-872-2710
ir@redviolet.com